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                                                                 EXHIBIT 10.20.1

                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT



         THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Amended and Restated Stockholders Agreement") dated as of May 18, 1998, is entered into by and among Capstar Broadcasting Corporation, a Delaware corporation (the "Company"), the securityholders listed on the signature pages hereof (collectively, the "Holders"), and HMTF Operating, Inc., a Texas corporation (formerly named Hicks, Muse, Tate & Furst Incorporated, "HMTF").


         WHEREAS, on July 8, 1997, the Company, the Holders and HMTF entered into that certain Stockholders Agreement (the "Stockholders Agreement"); and

         WHEREAS, this Amended and Restated Stockholders Agreement restates, integrates and amends the Stockholders Agreement.

         In consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         Section 1.1      Definitions.

         "Accredited Investor" means an "Accredited Investor," as defined in Regulation D, or any successor rule then in effect.

         "Advice" shall have the meaning provided in Section 3.4 hereof.

         "Affiliate," means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person.

         "Amended and Restated Stockholders Agreement" means this Amended and Restated Stockholders Agreement, as such from time to time may be amended.

         "Appraised Value" means, as to any Securities, the fair market value of such Securities at the date of the Purchase Notice or the Option Notice, as applicable, as determined by an Independent Financial Expert selected by HMTF; provided, however, if a Holder shall object to such determination within 10 days after being notified thereof by HMTF, such Holder shall within such ten-day period select an Independent Financial Expert to determine the fair market value of such Securities on behalf of such Holder. In the event that the Independent Financial Experts selected by each of HMTF and such Holder cannot agree on the fair market value of such Securities, then the two Independent Financial Experts shall mutually select a third Independent Financial Expert to determine the fair market value of such Securities, and the value selected by such third firm shall be binding on all the parties hereto. Each such Independent Financial Expert may use any customary method of determining fair market value. The cost of the Independent Financial Expert selected by HMTF shall be paid by HMTF, the cost of the Independent Financial Expert, if any, selected by such Holder shall be paid by such Holder, and the cost of the Independent Financial Expert, if any, mutually selected by the two


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Independent Financial Experts appointed by each of HMTF and such Holder shall be paid one-half by HMTF and one-half by such Holder.

         "Authorization Date" shall have the meaning set forth in Section 5.3.1 hereof.

         "Business Day" means a day that is not a Legal Holiday.

         "Change of Control" means the first to occur of the following events:
(i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), other than one or more members of the HMC Group, (ii) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors; or (iii) the acquisition by any Person or Group (other than one or more members of the HMC Group) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.

         "Class A Common Stock" means shares of the Class A Common Stock, $0.01 par value per share, of the Company, and any capital stock into which such Class A Common Stock thereafter may be changed.

         "Class B Common Stock" means shares of the Class B Common Stock, $0.01 par value per share, of the Company, and any capital stock into which such Class B Common Stock thereafter may be changed.

         "Class C Common Stock" means shares of the Class C Common Stock, $0.01 par value per share, of the Company, and any capital stock into which such Class C Common Stock thereafter may be changed.

         "Common Stock" means shares of the Class A Common Stock, Class B Common Stock and Class C Common Stock of the Company, and any capital stock into which such Common Stock thereafter may be changed.

         "Common Stock Equivalents" means, other than the Warrants, without duplication with any other Common Stock or Common Stock Equivalents, any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock of the Company and securities convertible or exchangeable into Common Stock of the Company, whether at the time of issuance or upon the passage of time or the occurrence of some future event; provided, however, Common Stock Equivalents shall not include any options awarded under the Company's 1996 Stock Option Plan or any shares of Common Stock issued upon exercise of such options or any securities into which such shares may be converted pursuant to such Plan.

         "Company" shall have the meaning set forth in the introductory paragraph hereof.

         "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the Board of Directors of the Company on the date hereof, (ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) is a member of the HMC Group.

         "Co-Seller" shall have the meaning set forth in Section 4.1 hereof.

         "Demand Registration" shall have the meaning set forth in Section
3.1.1 hereof.

         "Demand Request" shall have the meaning set forth in Section 3.1.1 hereof.


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         "Election Notice" shall have the meaning set forth in Section 5.3.1 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Excluded Registration" means a registration under the Securities Act of (i) a registration to effect a Qualified IPO if such registration only includes equity securities to be issued by the Company and does not include any equity securities for the account of any other securityholder of the Company,
(ii) securities registered on Form S-8 or any similar successor form and (iii) securities registered to effect the acquisition of or combination with another Person.

         "Fully-Diluted Common Stock" means, at any time, the then outstanding Common Stock of the Company plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion, or exchange of (i) all then outstanding Common Stock Equivalents and the (ii) the Warrants.

         "Grantor" shall have the meaning set forth in Section 6.1.1 hereof.

         "HMC Group" means HMTF and its Affiliates (including Capstar L.P.) and its and their respective officers, directors, and employees (and members of their respective families and trusts for the primary benefit of such family members).

         "HMC Group Designee" shall have the meaning set forth in Section 2.1.1 hereof.

         "HMTF" shall have the meaning set forth in the introductory paragraph hereof.

         "Holders" shall have the meaning set forth in the introductory paragraph hereof and shall include any direct or indirect transferee of any such Holder who shall become a party to this Amended and Restated Stockholders Agreement.

         "Independent Financial Expert" means any investment bank which is registered as a broker dealer under the Exchange Act and has aggregate net capital of at least $50 million.

         "Inspectors" shall have the meaning provided in Section 3.3 hereof.

         "Legal Holiday" shall have the meaning provided in Section 9.2 hereof.

         "Material Adverse Effect" shall have the meaning provided in Section
3.1.4 hereof.

         "NASD" shall have the meaning provided in Section 3.3 hereof.

         "Offered Securities" shall have the meaning provided in Section 5.3.1 hereof.

         "Option" shall have the meaning provided in Section 6.2.1 hereof.

         "Option Notice" shall have the meaning provided in Section 6.2.3 hereof.

         "Option Securities" shall have the meaning provided in Section 6.2.1 hereof.

         "Option Transaction" shall have the meaning provided in Section 6.2.2 hereof.





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         "Participation Offer" shall have the meaning provided in Section 4.2.1 hereof.

         "Person" or "person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

         "Purchase Notice" shall have the meaning provided in Section 6.1.1 hereof.

         "Purchase Option" shall have the meaning provided in Section 6.1.1 hereof.

         "Purchasable Securities" shall have the meaning provided in Section
6.1.1 hereof.

         "Qualified IPO" means a firm commitment underwritten public offering of Common Stock for cash pursuant to a registration statement under the Securities Act where the aggregate proceeds to the Company prior to deducting any underwriters' discounts and commissions from such offering and any similar prior public offerings exceed $10 million.

         "Records" shall have the meaning provided in Section 3.3 hereof.

         "Registrable Shares" means at any time (x) the Class A Common Stock owned by the Holders on July 8, 1997 or on the date that any Holder executed the Stockholders Agreement or executes this Amended and Restated Stockholders Agreement and any capital stock into which such Class A Common Stock may be changed or (y) the Warrant Shares; provided, however, that Registrable Shares shall not include any shares (i) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration, (ii) which have been sold to the public pursuant to Rule 144 of the SEC under the Securities Act, or (iii) issued upon the exercise of any options awarded under the Company's 1997 Stock Option Plan or any successor plan thereto. For purposes of determining a Holder's right to any benefit afforded, or to exercise any rights granted, to a Holder of Registrable Shares hereunder, any Securities that are convertible into or exercisable or exchangeable for Registrable Shares shall be deemed to be that number of Registrable Shares into which such Securities may be converted or for which such Securities may be exercised or exchanged at any point in time.

         "Registration Expenses" shall have the meaning provided in Section 3.6 hereof.

         "Regulation D" means Regulation D promulgated under the Securities Act by the SEC.

         "Requesting Holder" shall have the meaning provided in Section 3.1.1. hereof.

         "Required Filing Date" shall have the meaning provided in Section 3.1.1(b) hereof.

         "Required Holders" means Holders who then own beneficially more than 66-2/3% of the aggregate number of Registrable Shares.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means the Common Stock, the Warrant Shares and the Warrants; provided, however, that Securities shall not include any shares of Common Stock issued upon the exercise of any options awarded under the Company's 1997 Stock Option Plan or any successor plan thereto.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.





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         "Seller Affiliates" shall have the meaning provided in Section 3.6.1 hereof.

         "Significant Sale" shall have the meaning provided in Section 4.1 hereof.

         "Subsidiary" of any Person means (i) a corporation a majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors, is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, and
(ii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

         "Suspension Notice" shall have the meaning provided in Section 3.4 hereof.

         "Transfer" means any disposition of any Security or any interest therein that would constitute a "sale" thereof within the meaning of the Securities Act.

         "Transfer Notice" shall have the meaning provided in Section 5.3.1 hereof.

         "Unaccredited Holder" shall have the meaning provided in Section 6.2.2 hereof.

         "Warrants" means (i) that certain Warrant dated April 1, 1998, for 1,500,000 shares of Class A Common Stock, issued by the Company to Paul D. Stone and (ii) that certain Warrant dated April 1, 1998, for 2,000,000 shares of Class A Common Stock, issued by the Company to D. Geoffrey Armstrong.

         "Warrant Shares" means shares of Class A Common Stock issuable to a Holder upon the exercise of the Warrants.

         Section 1.2 Rules of Construction. Unless the context otherwise requires

                 (1)      a term has the meaning assigned to it;

                 (2)      "or" is not exclusive;

                 (3) words in the singular include the plural, and words in the plural include the singular;

                 (4) provisions apply to successive events and transactions; and

                 (5) "herein," "thereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE 2

                MANAGEMENT OF THE COMPANY AND CERTAIN ACTIVITIES

         Section 2.1      Board of Directors.

         2.1.1 Board Representation. Subject to Section 2.1.3, the Board of Directors of the Company shall consist of such individuals as may be designated from time to time by the HMC Group (an "HMC Group Designee"). Each Holder shall vote his or its shares of Common Stock, to the extent such shares are entitled to vote, at any regular or special meeting of stockholders of the Company or in any written consent executed





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in lieu of such a meeting of stockholders and shall take all other actions necessary to give effect to the agreements contained in this Agreement (including without limitation the election of persons designated by the HMC Group to be elected as directors as described in the preceding sentence) and to ensure that the certificate of incorporation and bylaws as in effect immediately following the date hereof do not, at any time thereafter, conflict in any respect with the provisions of this Agreement.

         2.1.2 Vacancies. If, prior to his election to the Board of Directors of the Company pursuant to Section 2.1.1 hereof, any HMC Group Designee shall be unable or unwilling to serve as a director of the Company, the HMC Group shall be entitled to nominate a replacement who shall then be an HMC Group Designee for purposes of this Section 2. If, following an election to the Board of Directors of the Company pursuant to Section 2.1.1 hereof, any HMC Group Designee shall resign or be removed or be unable to serve for any reason prior to the expiration of his term as a director of the Company, the HMC Group shall, within 30 days of such event, notify the Board of Directors of the Company in writing of a replacement HMC Group Designee, and either (i) the Holders shall vote their shares of Common Stock, to the extent such shares are entitled to vote, at any regular or special meeting called for the purpose of filling positions on the Board of Directors of the Company or in any written consent executed in lieu of such a meeting of stockholders, and shall take all such other actions necessary to ensure the election to the Board of Directors of the Company of such replacement HMC Group Designee to fill the unexpired term of the HMC Group Designee who such new HMC Group Designee is replacing or
(ii) the Board of Directors shall elect such replacement HMC Group Designee to fill the unexpired term of the HMC Group Designee who such new HMC Group Designee is replacing. If the HMC Group requests that any HMC Group Designee be removed as a Director (with or without cause) by written notice thereof to the Company, then the Company shall take all actions necessary to effect, and each of the Holders shall vote all its or his capital stock in favor of, such removal upon such request.

         2.1.3 Termination of Rights. The right of the HMC Group to designate directors under Section 2.1.1, and the obligation of the Holders to vote their shares as provided herein, shall terminate upon the first to occur of (i) the termination or expiration of this Amended and Restated Stockholders Agreement or this Article 2, (ii) such time as the HMC Group elects in writing to terminate its rights under this Article 2, or (iii) such time as the HMC Group cease to own any shares of Common Stock.

         2.1.4 Costs and Expenses. The Company will pay all reasonable out-of-pocket expenses incurred by the designees of the HMC Group in connection with their participation in meetings of the Board of Directors (and committees thereof) of the Company and the Boards of Directors (and committees thereof) of the Subsidiaries of the Company.

         Section 2.2 Other Activities of the Holders; Fiduciary Duties. It is understood and accepted that the Holders and their Affiliates have interests in other business ventures which may be in conflict with the activities of the Company and its Subsidiaries and that, subject to applicable law, nothing in this Amended and Restated Stockholders Agreement shall limit the current or future business activities of the Holders whether or not such activities are competitive with those of the Company and its Subsidiaries. Nothing in this Amended and Restated Stockholders Agreement, express or implied, shall relieve any officer or director of the Company or any of its Subsidiaries, or any Holder, of any fiduciary or other duties or obligations they may have to the Company's stockholders.

         Section 2.3 Grant of Proxy. Each Holder hereby constitutes and appoints HMTF with full power of substitution, as its true and lawful proxy and attorney-in-fact to vote any and all shares of any class or series of capital stock of the Company or any Subsidiary of the Company held by such Holder in accordance with the provisions of Section 2.1 of this Amended and Restated Stockholders Agreement. Each Holder acknowledges that the proxy granted hereby is irrevocable, being coupled with an interest, and that such proxy will continue until the termination of such Holder's obligation to vote any shares in accordance with this Article 2.





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                                   ARTICLE 3

                              REGISTRATION RIGHTS

         Section 3.1      Demand Registration.

         3.1.1   Request for Registration.

                 (a) At any time after the first anniversary of the consummation of a Qualified IPO, any Holder or Holders may request the Company, in writing (a "Demand Request"), to effect the registration under the Securities Act of all or part of its or their Registrable Shares (a "Demand Registration"); provided that the Registrable Shares proposed to be sold by the Holders requesting a Demand Registration (the "Requesting Holders," which term shall include parties deemed "Requesting Holders" pursuant to Section 3.1.5 hereof) represent, in the aggregate, more than 35% of the total number of Registrable Shares held by all Holders.

                 (b) Each Demand Request shall specify the number of Registrable Shares proposed to be sold. Subject to Section 3.1.6, the Company shall file the Demand Registration within 90 days after receiving a Demand Request (the "Required Filing Date") and shall use all commercially reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided, that the Company need effect only three Demand Registrations; provided, further, that if any Registrable Shares requested to be registered pursuant to a Demand Request under this Section 3.1 are excluded from a registration pursuant to Section 3.1.4 below, the Holders shall have the right, with respect to each such exclusion, to one additional Demand Registration under this Section 3.1 with respect to such excluded Registrable Shares.

         3.1.2 Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective (unless the Requesting Holders withdraw all their Registrable Shares and the Company has performed its obligations hereunder in all material respects, in which case such demand will count as a Demand Registration unless the Requesting Holders pay all Registration Expenses, as hereinafter defined, in connection with such withdrawn registration); provided, that if, after it has become effective, an offering of Registrable Shares pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected and will not count as a Demand Registration.

         3.1.3 Selection of Underwriters. The offering of Registrable Shares pursuant to a Demand Registration shall be in the form of a "firm commitment" underwritten offering. The Requesting Holders of a majority of the Registrable Shares to be registered in a Demand Registration shall select the investment banking firm or firms to manage the underwritten offering; provided that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld.

         3.1.4 Priority on Demand Registrations. No securities to be sold for the account of any Person (including the Company) other than a Requesting Holder shall be included in a Demand Registration unless the managing underwriter or underwriters shall advise the Company or the Requesting Holders in writing that the inclusion of such securities will not materially and adversely affect the price or success of the offering (a "Material Adverse Effect"). Furthermore, in the event the managing underwriter or underwriters shall advise the Company or the Requesting Holders that even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Shares proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause a Material Adverse Effect, the Registrable Shares of the Requesting Holders to be included in such Demand Registration shall equal the





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number of shares which the Company is so advised can be sold in such offering without a Material Adverse Effect and such shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Shares requested to be included in such registration by each such Requesting Holder.

         3.1.5 Rights of Nonrequesting Holders. Upon receipt of any Demand Request, the Company shall promptly (but in any event within 10 days) give written notice of such proposed Demand Registration to all other Holders, who shall have the right, exercisable by written notice to the Company within 20 days of their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request. All Holders requesting to have their Registrable Shares included in a Demand Registration in accordance with the preceding sentence shall be deemed to be "Requesting Holders" for purposes of this Section 3.1.

         3.1.6 Deferral of Filing. The Company may defer the filing (but not the preparation) of a registration statement required by Section 3.1 until a date not later than 180 days after the Required Filing Date (or, if longer, 180 days after the effective date of the registration statement contemplated by clause (ii) below) if (i) at the time the Company receives the Demand Request, the Company or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities, or (ii) prior to receiving the Demand Request, the Board of Directors had determined to effect a registered underwritten public offering of the Company's securities for the Company's account and the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 3.1.6 shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company's account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 3.1.6, the Company shall promptly (but in any event within 10 days), upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section
3.1.6 and a general statement of the reason for such deferral and an approximation of the anticipated delay. Within 20 days after receiving such certificate, the holders of a majority of the Registrable Shares held by the Requesting Holders and for which registration was previously requested may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. The Company may defer the filing of a particular registration statement pursuant to this Section 3.1.6 only once.

         Section 3.2      Piggyback Registrations.

         3.2.1 Right to Piggyback. Each time the Company proposes to register any of its equity securities (other than pursuant to an Excluded Registration) under the Securities Act for sale to the public (whether for the account of the Company, pursuant to a Demand Registration, or otherwise for the account of any securityholder of the Company) and the form of registration statement to be used permits the registration of Registrable Shares, the Company shall give prompt written notice to each Holder of Registrable Shares (which notice shall be given not less than 30 days prior to the effective date of the Company's registration statement), which notice shall offer each such Holder the opportunity to include any or all of its or his Registrable Shares in such registration statement, subject to the limitations contained in Section
3.2.2 hereof. Each Holder who desires to have its or his Registrable Shares included in such registration statement shall so advise the Company in writing (stating the number of shares desired to be registered) within 20 days after the date of such notice from the Company. Any Holder shall have the right to withdraw such Holder's request for inclusion





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of such Holder's Registrable Shares in any registration statement pursuant to this Section 3.2.1 by giving written notice to the Company of such withdrawal. Subject to Section 3.2.2 below, the Company shall include in such registration statement all such Registrable Shares so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.

         3.2.2 Priority on Registrations. If the Registrable Shares requested to be included in the registration statement by any Holder differ from the type of securities proposed to be registered by the Company and the managing underwriter advises the Company that due to such differences the inclusion of such Registrable Shares would have a Material Adverse Effect, then
(i) the number of such Holder's or Holders' Registrable Shares to be included in the registration statement shall be reduced to an amount which, in the judgment of the managing underwriter, would eliminate such Material Adverse Effect or (ii) if no such reduction would, in the judgment of the managing underwriter, eliminate such Material Adverse Effect, then the Company shall have the right to exclude all such Registrable Shares from such registration statement provided no other securities of such type are included and offered for the account of any other Person in such registration statement. Any partial reduction in the number of Registrable Shares to be included in the registration statement pursuant to clause (i) of the immediately preceding sentence shall be effected pro rata based on the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such registration statement by all Persons who have requested that their shares be included in such registration statement. If the Registrable Shares requested to be included in the registration statement are of the same type as the securities being registered by the Company and the managing underwriter advises the Company that the inclusion of such Registrable Shares would cause a Material Adverse Effect, the Company will be obligated to include in such registration statement, as to each Holder, only a portion of the shares such Holder has requested be registered equal to the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such registration statement by all Persons (other than (i) the Company, if such registration has been initiated by the Company for securities to be offered by the Company and (ii) by Persons exercising their right to cause a Demand Registration) who have requested that their shares be included in such registration statement. It is acknowledged by the Holders, that pursuant to the foregoing provision, the securities to be included in such registration shall be allocated (x) first, to the Company, if such registration has been initiated by the Company for securities to be offered by the Company, (y) second, to securities offered by Persons exercising their right to cause a Demand Registration, if such registration is a Demand Registration and (z) third, to the Holders and all other persons requesting securities to be included therein in accordance with the above described ratio. If as a result of the provisions of this Section 3.2.2 any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder's request to include Registrable Shares in such registration statement. No Person may participate in any registration statement hereunder unless such Person (x) agrees to sell such person's Registrable Shares on the basis provided in any underwriting arrangements approved by the Company and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no such Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person's ownership of his or its Registrable Shares to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such Person's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Shares, and the liability of each such Person will be in proportion to, and provided further that such liability will be limited to, the net amount received by such Person from the sale of his or its Registrable Shares pursuant to such registration.

         3.3 Holdback Agreement. Unless the managing underwriter otherwise agrees, each of the Company and the Holders agrees, and the Company agrees, in connection with any underwritten registration, to use its reasonable efforts to cause its Affiliates to agree, not to effect any public sale or private offer or distribution of any Common Stock or Common Stock Equivalents during the ten business days prior to the effectiveness under the Securities Act of any underwritten registration and during such time period after the effectiveness under the Securities Act of any underwritten registration (not to exceed 120 days) (except, if applicable, as part of such underwritten registration) as the Company and the managing underwriter may agree.

         3.4 Registration Procedures. Whenever any Holder has requested that any Registrable Shares be registered pursuant to this Amended and Restated Stockholders Agreement, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                 (i) prepare and file with the SEC a registration statement on any appropriate form under the Securities Act with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to become effective;

                 (ii) prepare and file with the SEC such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                 (iii) furnish to each seller of Registrable Shares and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 3.5 and the requirements of the Securities Act and applicable State securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Shares covered by the registration statement of which such prospectus, amendment or supplement is a part);

                 (iv) use its commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests; use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Shares owned by such seller in such jurisdictions (provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction);

                 (v) promptly notify each seller and each underwriter and (if requested by any such Person) confirm such notice in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (C) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                 (vi) make generally available to the Company's securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 30 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

                 (vii) if requested by the managing underwriter or any seller promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Shares being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

                 (viii) as promptly as practicable after filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each seller;

                 (ix) cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

                 (x) promptly make available for inspection by any seller, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (x) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (A) or (B) such Holder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

                 (xi) furnish to each seller underwriter a signed counterpart of (A) an opinion or opinions of counsel to the Company, and (B) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the sellers or managing underwriter reasonably requests;

                 (xii) cause the Registrable Shares included in any registration statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (B) authorized to be quoted and/or listed (to the extent applicable) on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") or the NASDAQ National Market System if the Registrable Shares so qualify;

                 (xiii) provide a CUSIP number for the Registrable Shares included in any registration statement not later than the effective date of such registration statement;

                 (xiv) cooperate with each seller and each underwriter participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD");

                 (xv) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

                 (xvi) notify each seller of Registrable Shares promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                 (xvii) prepare and file with the SEC promptly any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Company or the managing underwriter, is required in connection with the distribution of the Registrable Shares;

                 (xviii) enter into such agreements (including underwriting agreements in the managing underwriter's customary form) as are customary in connection with an underwritten registration; and

                 (xix) advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

         3.5 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in Section 3.4(v)(C), such Holder will forthwith discontinue disposition of Registrable Shares until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of registration statements set forth in
Section 3.4(ii) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Company shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

         3.6 Registration Expenses. All expenses incident to the Company's performance of or compliance with this Article 3 including, without limitation, all registration and filing fees, all fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" as such term is defined in Schedule E of the By-Laws of the NASD, and of its counsel), as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Shares), messenger and delivery expenses, the Company's internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with any listing of the Registrable Shares, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, and the fees and expenses of other persons retained by the Company and reasonable fees and expenses of one firm of counsel for the sellers (which shall be selected by the holders of a majority of the Registrable Shares being included in any particular registration statement) (all such expenses being herein called "Registration Expenses") will be borne by the Company whether or not any registration statement becomes effective; provided that, except as expressly otherwise provided above, in no event shall Registration Expenses include any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Shares or any counsel, accountants, or other persons retained or employed by the Holders.

         3.7     Indemnification.

         3.7.1 The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each seller of Registrable Shares, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such seller (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the "Seller Affiliates") (A) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, attorneys' fees and disbursements except as limited by 3.7.3) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (C) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, to the extent that any such expense or cost is not paid under subparagraph (A) or (B) above; except insofar as the same are made in reliance upon and in strict conformity with information furnished in writing to the Company by such seller or any Seller Affiliate for use therein or arise from such seller's or any Seller Affiliate's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such seller or Seller Affiliate with a sufficient number of copies of the same. The reimbursements required by this Section 3.7.1 will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

         3.7.2 In connection with any registration statement in which a seller of Registrable Shares is participating, each such seller will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange
Act) against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, reasonable attorneys' fees and disbursements except as limited by Section 3.7.3) resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such seller or any of its Seller Affiliates specifically for inclusion in the registration statement; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion to, and provided further that such liability will be limited to, the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement; provided, however, that such seller of Registrable Shares shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

         3.7.3 Any Person entitled to indemnification hereunder will (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (B) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (x) the indemnifying party has agreed to pay such fees or expenses, or (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party or (2) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

         3.7.4 Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 3.7.1 or Section 3.7.2 are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this
Section 3.7.4 were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 3.7.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 3.7.3, defending any such action or claim. Notwithstanding the provisions of this Section 3.7.4, no Holder shall be required to contribute an amount greater than the dollar amount by which the proceeds received by such Holder with respect to the sale of any Registrable Shares exceeds the amount of damages which such Holder has otherwise been required to pay by reason of such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this
Section 3.7.4 to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint.

         If indemnification is available under this Section 3.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 3.7.1 and Section 3.7.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 3.7.4.

         3.7.5 The indemnification and contribution provided for under this Amended and Restated Stockholders Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

                                   ARTICLE 4

                            TRANSFERS OF SECURITIES

         Section 4.1      Drag Along Rights.

         4.1.1 Applicability. In connection with any Transfer by members of the HMC Group of shares of Common Stock representing more than 50% of the shares of Common Stock then held by the HMC Group (a "Significant Sale"), the HMC Group shall have the right to require each non-selling Holder (each, a "Co-Seller") to Transfer a portion of its Common Stock which represents the same percentage of the Fully-Diluted Common Stock held by such Co-Seller as the shares being disposed of by the HMC Group represent of the

Fully-Diluted Common Stock held by the HMC Group. (For example, if the HMC Group is selling 50% of their Fully-Diluted Common Stock position, each Co-Seller shall be required to sell 50% of its Fully-Diluted Common Stock position.) All Common Stock Transferred by Holders pursuant to this Section 4.1 shall be sold at the same price and otherwise treated identically with the Common Stock being sold by the HMC Group in all respects; provided, that the Co-Seller shall not be required to make any representations or warranties in connection with such Transfer other than representations and warranties as to
(i) such Co-Seller's ownership of his or its Common Stock to be Transferred free and clear of all liens, claims and encumbrances, (ii) such Co-Seller's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as the transferee may reasonably require except that the transferee may not require that each Transferring Co-Seller be an Accredited Investor.

         4.1.2 Notice of Significant Sale. HMTF, on behalf of the HMC Group, shall give each Co-Seller at least 30 days' prior written notice of any Significant Sale as to which the HMC Group intends to exercise its rights under
Section 4.1. If the HMC Group elects to exercise its rights under Section 4.1, the Co-Sellers shall take such actions as may be reasonably required and otherwise cooperate in good faith with the HMC Group in connection with consummating the Significant Sale (including, without limitation, the voting of any Common Stock or other voting capital stock of the Company to approve such Significant Sale). At the closing of such Significant Sale, each Co-Seller shall deliver certificates for all shares of Common Stock to be sold by such Co-Seller, duly endorsed for transfer, with the signature guaranteed, to the purchaser against payment of the appropriate purchase price.

         Section 4.2      Tag Along Rights.

         4.2.1 Applicability. If the HMC Group desires to effect a Significant Sale and it does not elect to exercise its rights under Section 4.1 hereof, then at least 30 days prior to the closing of such Significant Sale, HMTF and the Company shall cause the HMC Group to make an offer (the "Participation Offer") to each Co-Seller to include in the proposed Significant Sale a portion of its Common Stock which represent the same percentage of such Co-Seller's Fully Diluted Common Stock as the shares being sold by the HMC Group represent of its Fully-Diluted Common Stock; provided that, if the consideration to be received by the HMC Group includes any securities, then, unless HMTF and the transferee both reasonably determine that an exemption is otherwise available under the Securities Act and all applicable state securities laws for such transaction, only Co-Sellers who have certified to the reasonable satisfaction of HMTF that they are Accredited Investors shall be entitled to participate in such transaction, unless the transferee consents otherwise.

         4.2.2 Terms of Participation Offer. The Participation Offer shall describe the terms and conditions of the proposed Significant Sale and shall be conditioned upon (i) the consummation of the transactions contemplated in the Participation Offer with the transferee named therein, and (ii) each Co-Seller's execution and delivery of all agreements and other documents as the members of the HMC Group are required to execute and deliver in connection with such Significant Sale (provided that the Co-Seller shall not be required to make any representations or warranties in connection with such sale or transfer other than representations and warranties as to (A) such Co-Seller's ownership of his Common Stock to be sold or transferred free and clear of all liens, claims, and encumbrances, (B) such Co-Seller's power and authority to effect such transfer and (C) such matters pertaining to compliance with securities laws as the transferee may reasonably require). If any Co-Seller shall accept the Participation Offer, HMTF and the Company shall cause the HMC Group to reduce, to the extent necessary, the number of shares of Common Stock it otherwise would have sold in the proposed transfer so as to permit those Co-Sellers who have accepted the Participation Offer to sell the number of shares of Common Stock that they are entitled to sell under this Section 4.2, and HMTF shall cause the HMC Group to transfer and such Co-Sellers shall transfer the number of shares Common Stock specified in the Participation Offer to the proposed transferee in accordance with the terms of such transfer as set forth in the Participation Offer.

         Section 4.3 Certain Events Not Deemed Transfers. In no event shall any exchange, reclassification, or other conversion of shares into any cash, securities, or other property pursuant to a merger or consolidation of the Company or any Subsidiary with, or any sale or transfer by the Company or any Subsidiary of all or substantially all its assets to, any Person constitute a Significant Sale of shares of Common Stock by the HMC Group for purposes of
Section 4.1 or 4.2. In addition, Sections 4.1 and 4.2 hereof shall not apply to any transfer, sale, or disposition of shares of Common Stock solely among members of the HMC Group.

         Section 4.4 Transfer and Exchange. When Securities are presented to the Company with a request to register the transfer of such Securities or to exchange such Securities for Securities of other authorized denominations, the Company shall register the transfer or make the exchange as requested if the requirements of this Amended and Restated Stockholders Agreement for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder thereof or its attorney and duly authorized in writing. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

         Section 4.5 Replacement Securities. If a mutilated Security is surrendered to the Company or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Company, to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Security if the Company's requirements are met. If required by the Company, such Securityholder must provide an indemnity bond, or other form of indemnity, sufficient in the judgment of the Company to protect the Company against any loss which may be suffered. The Company may charge such Securityholder for its reasonable out-of-pocket expenses in replacing a Security which has been mutilated, lost, destroyed or wrongfully taken.

                                   ARTICLE 5

                            LIMITATION ON TRANSFERS

         Section 5.1 Restrictions on Transfer. The Securities shall not be Transferred or otherwise conveyed, assigned or hypothecated before satisfaction of (i) the conditions specified in this Section 5.1 and Sections
5.2 through 5.3, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Security and (ii) if applicable, Article 4 hereof. Any purported Transfer in violation of this Article 5 and/or, if applicable, Article 4 hereof shall be void Achievement Bonus initio and of no force or effect. Except for Transfers made pursuant to Sections 4.1 or 4.2 hereof (it being understood that transactions pursuant to such Sections are not subject to this Article 5) and except for Transfers to the public pursuant to an effective registration statement or sales to the public pursuant to Rule 144 under the Securities Act otherwise permitted hereunder, each Holder will cause any proposed transferee of any Security or any interest therein held by it to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Amended and Restated Stockholders Agreement. Each Holder shall not Transfer, convey, assign or hypothecate any Securities to any Affiliate of such Holder or any member of such Holder's family unless such Holder shall have and retain all voting rights with respect to such Securities.

         Section 5.2      Restrictive Legends.

         5.2.1   Securities Act Legend.  Except as otherwise provided in
Section 5.4 hereof, each Security held by a Holder, and each Security issued to any subsequent transferee of such Security, shall be stamped or otherwise imprinted with a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

         5.2.2 Other Legends. Each Security issued to each Holder or a subsequent transferee shall include a legend in substantially the following form:

         THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING AND OTHER TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF MAY ___, 1998, A COPY OF WHICH MAY BE OBTAINED FROM CAPSTAR BROADCASTING CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICES.

         Section 5.3      Right of First Refusal.

         5.3.1 Right of First Refusal. Prior to any Transfer or attempted Transfer by any Holder of any Securities or Common Stock Equivalents (the "Offered Securities") other than pursuant to a registration under the Securities Act, the Holder of such Offered Securities shall (i) give prior written notice (a "Transfer Notice") to HMTF of such Holder's intention to effect such Transfer, describing the terms and conditions of the proposed Transfer, including the identity of the prospective transferee(s), the number of shares of Offered Securities such Holder desires to sell and the purchase price. After receipt of the Transfer Notice, HMTF (or as provided in Section 5.3.3, an assignee of HMTF who is a member of the HMC Group) shall have the option for 15 days from the date of receipt of the Transfer Notice to elect to purchase all, but not less than all, of the Offered Securities upon the same terms and conditions as those set forth in the Transfer Notice by delivering a written notice (the "Election Notice") of such election to such Holder within such 15-day period. The Holder shall not consummate such Transfer until the earlier to occur of the lapse of the 15-day period or the date on which HMTF (acting for itself or, if applicable, its assignee) notifies such Holder in writing that it will not exercise its rights under this Section 5.3 (the "Authorization Date"). If neither HMTF (nor any assignee) has elected to purchase all of the Offered Securities or has failed to make a timely election, such Holder may Transfer all, but not less than all, of the Offered Securities to the prospective transferee(s) thereof specified in the Transfer Notice, at a price and on terms no more favorable to such prospective transferee(s) than as specified in the Transfer Notice, during the 30-day period immediately following the Authorization Date, provided that, if required by the Company, such Holder shall either (i) provide to the Company an opinion reasonably satisfactory to the Company (or supply such other evidence reasonably satisfactory to the Company) that the proposed Transfer may be effected without registration under the Securities Act, or (ii) certify to the Company that the Holder reasonably believes that each proposed transferee is a "qualified institutional buyer" and that such Holder has taken reasonable steps to make each proposed transferee aware that such Holder may rely on Rule 144A under the Securities Act in effecting such Transfer. Each Security issued upon such Transfer shall bear the restrictive legends set forth in Section 5.2, unless in the reasonable judgment of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. If the Offered Securities are not so transferred within such 30-day period, such Offered Securities must be reoffered to HMTF in accordance with the provisions of this
Section 5.3 if such Holder still desires to Transfer the Offered Securities.

         5.3.2 Closing. If HMTF (or an assignee) exercises the right to purchase the Offered Securities by timely delivery of the Election Notice, unless otherwise agreed by the Holder of the Offered Securities and HMTF (acting for itself, or if applicable, its assignee), the closing will take place at the offices of the Company in Dallas, Texas on the fifth business day after the date of the Election Notice. At the closing, HMTF (or, if applicable, its assignee) will pay the purchase price set forth in the Transfer Notice in cash (by certified or cashier's check) solely upon such Holder's delivery to HMTF (or, if applicable, its assignee) of valid certificates or agreements evidencing all of the Offered Securities then being purchased pursuant to the Election Notice. Certificates or agreements representing the Offered Securities will be duly endorsed (with signature guaranteed) for transfer to HMTF (or, if applicable, its assignee). By delivery of such certificates or agreements to HMTF (or, if applicable, its assignee) such Holder will be deemed to represent and warrant to HMTF (or, if applicable, its assignee) that the transferred Offered Securities are owned by such Holder free and clear of all liens, adverse claims, and other encumbrances other than as provided in this Amended and Restated Stockholders Agreement.
The Holder will promptly perform, whether before or after any such closing, such additional acts (including without limitation executing and delivering additional documents) as are reasonably required by either such party to effect more fully the transactions contemplated by this Section 5.3.

         5.3.3 Assignment. The rights of HMTF under this Section 5.3 may be assigned or transferred in whole or in part by HMTF, without any consent or other action on the part of any other party hereto, to any one or more members of the HMC Group.

         Section 5.4 Termination of Certain Restrictions. Notwithstanding the foregoing provisions of this Section 5, the restrictions imposed by Section
5.3.1 upon the transferability of the Securities and the legend requirements of
Section 5.2.1 shall terminate as to any Security (i) when and so long as such Security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or disposed of pursuant to the provisions of Rule 144 or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such Security may be transferred without registration thereof under the Securities Act and that such legend may be removed. Whenever the restrictions imposed by Section 5.2 shall terminate as to any Security, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new Security not bearing the restrictive legend set forth in Section 5.2.

                                   ARTICLE 6

                                PURCHASE OPTION

         Section 6.1.  Purchase Option.

         6.1.1 Purchase Option. If (i), and at such time as, a Holder is no longer a director, officer or employee of the Company or any Subsidiary of the Company, for any reason at any time or (ii) a Change of Control occurs, the Company shall have the option (the "Purchase Option") to purchase, and if the Purchase Option is exercised, such Holder (or the executor or administrator of such Holder's estate, in the event of such Holder's death, or such Holder's legal representative in the event of his incapacity) (hereinafter, collectively with such Holder, the "Grantor") shall sell to HMTF (or, as provided in Section 6.1.4, an assignee of HMTF) all or any portion (at the option of HMTF acting for itself or, if applicable, its assignee) of the shares of Common Stock, the Warrants, and/or Common Stock Equivalents held by the Grantor (such shares of Common Stock, the Warrants, and/or Common Stock Equivalents collectively being referred to as the "Purchasable Securities"), subject to HMTF's (or, if applicable, its assignee's) compliance with the conditions hereinafter set forth. HMTF (acting for itself or, if applicable, its assignee) shall give notice (the "Purchase Notice") in writing to the Grantor of the exercise of the Purchase Option within one year from the date such Holder is no longer a director, officer or employee of the Company or any Subsidiary of the Company or such Change of Control. Such Purchase Notice shall state the number of Purchasable Securities to be purchased and the exercise price for each Purchasable Security (on a per share basis or, in the case of securities other than capital stock, other applicable denomination). If no notice is given within the time limit specified above, the Purchase Option shall terminate.

         6.1.2 Closing. Unless otherwise agreed by the Grantor and HMTF (acting for itself or, if applicable, its assignee), the closing of each exercise of the Purchase Option will take place at the offices of the Company in Dallas, Texas, on the fifth business day after the Purchase Notice is mailed or delivered in accordance with this Section 6.1. At the closing, HMTF (of, if applicable, its assignee) will pay the exercise price to the Grantor in cash (by certified or cashier's check) solely upon such Grantor's delivering to HMTF (or, if applicable, its assignee) of valid certificates or agreements evidencing all Purchasable Securities then being purchased pursuant to the exercise of the Purchase Option. Certificates or agreements representing the Purchasable Securities will be duly endorsed (with signature guaranteed) for transfer to HMTF (or, if applicable, its assignee). Upon delivery of such certificates or agreements to HMTF (or, if applicable, its assignee) , the Grantor will be deemed to represent and warrant to HMTF (or, if applicable, its assignee) that the transferred Purchasable Securities are owned by the Grantor free and clear of all liens, adverse claims, and other encumbrances other than as provided in this Amended and Restated Stockholders Agreement. In the event that, notwithstanding the foregoing, the Grantor shall have failed to obtain the release of any lien, adverse claim or other encumbrance on any Purchasable Securities by the scheduled closing date, at the option of HMTF (acting, for itself or, if applicable, its assignee) such closing shall nevertheless occur on such scheduled closing date, with the exercise price being reduced to the extent of all unpaid indebtedness for which such Purchasable Securities are then encumbered. Payment of the exercise price for the Purchasable Securities is not required in order to effect the timely exercise of the Purchase Option. In order to ensure the transfer of the Purchasable Securities purchased upon exercise of the Purchase Option, the Grantor hereby appoints HMTF as his or its attorney in fact for the purpose of effecting any such transfer, and the Grantor acknowledges and agrees that such power of attorney is coupled with an interest and is irrevocable. Moreover, HMTF (or, if applicable, its assignee) and the Grantor will promptly perform, whether before or after any Purchase Option closing, such additional acts (including without limitation executing and delivering additional documents) as are reasonably required by either such party to effect more fully the transactions contemplated hereby.

         6.1.3 Exercise Price. The exercise price for each Purchasable Security will equal the Appraised Value per share (or, in the case of securities other than capital stock, other applicable denomination) to be paid in connection with the exercise of the Purchase Option.

         6.1.4 Assignment of Purchase Option. The Purchase Option may be assigned or transferred in whole or in part by HMTF to any one or more members of the HMC Group without any consent or other action on the part of any other party hereto.

         Section 6.2      Option by Certain Unaccredited Holders.

         6.2.1 Grant of Option. Upon the occurrence of an Option Transaction (as defined in Section 6.2.2 hereof) with respect to the Company, each Holder shall be deemed to have granted to HMTF, an option ("Option") to purchase, upon the terms and conditions set forth herein, all Securities held by such Holder and all shares, notes, or other securities now or hereafter issued or issuable in respect of any such Securities (whether issued or issuable by the Company or any other person or entity) (collectively, the "Option Securities").

         6.2.2 Option Transaction. The Option may be exercised only if (a) the Company is engaged in or proposes to engage in a transaction in which any shares, notes, or other securities will be issued to such Holder in a transaction constituting a "sale" within the meaning of Section 2(3) of the Securities Act (whether through a merger, consolidation, exchange, or purchase), (b) the Holder is not an Accredited Investor at the time of the respective transaction (an "Unaccredited Holder"), (c) no security holder (except for such Unaccredited Holder or any other person granting a similar option to HMTF) of the Company involved in the respective transaction fails at the time of such transaction to qualify as an Accredited Investor, and (d) the issuer of the shares, notes, or other securities involved in such transaction (as conclusively evidenced by any notice signed in good faith by an executive officer or other authorized representative of HMTF) has not prepared and is not expected to prepare in connection with such transaction appropriate disclosure documents that are sufficient to register such shares, notes, or other securities under the Securities Act or to exempt such registration in accordance with Regulation D. Each transaction for which the Option may be exercised as provided in this Section 6.2.2 is herein referred to as an "Option Transaction."

         6.2.3 Exercise of Option. HMTF may exercise the Option solely with respect to all, but not less than all, of such Unaccredited Holder's Option Securities involved in the respective Option Transaction. The Option may be exercised with respect to such Option Securities at any time before the consummation of the respective Option Transaction for which the Option is then exercisable. The exercise of the Option will be timely and effectively made if HMTF provides written notice (the "Option Notice") of such exercise to such Unaccredited Holder before such consummation of the respective Option Transaction. The earliest date on which such notice is so mailed or delivered will constitute the respective exercise date of the Option to which such notice relates.

         6.2.4 Closing. Unless otherwise agreed by HMTF and such Unaccredited Holder, the closing of each exercise of the Option will take place at the offices of the Company in Dallas, Texas, on the fifth business day after notice of the Option's exercise is mailed or delivered in accordance with
Section 6.2.3. At the closing, HMTF will pay the exercise price to such Unaccredited Holder in cash (by certified or cashier's check) solely upon such Unaccredited Holder's delivering to HMTF valid certificates evidencing all Option Securities then being purchased pursuant to the exercise of the Option. Such certificates will be duly endorsed (with signature guaranteed) for transfer to HMTF, and upon delivery of such certificates to HMTF, such Unaccredited Holder will be deemed to represent and warrant to HMTF that the transferred Option Securities are owned by such Unaccredited Holder free and clear of all liens, adverse claims, and other encumbrances other than as provided in this Amended and Restated Stockholders Agreement. Payment of the exercise price for the Option Securities is not required in order to effect the timely exercise of the Option. In order to ensure the transfer of the Option Securities purchased upon exercise of the Option, each Unaccredited Holder hereby severally appoints HMTF as his or its attorney in fact for the purpose of effecting any such transfer, and each Unaccredited Holder acknowledges and agrees that such power of attorney is coupled with an interest and is irrevocable. Moreover, HMTF and each Unaccredited Holder will promptly perform, whether before or after any Option closing, such additional acts (including without limitation executing and delivering additional documents) as are reasonably required by either such party to effect more fully the transactions contemplated hereby.

         6.2.5 Exercise Price. The exercise price for each Option Security will equal the Appraised Value per share (or, in the case of securities other than capital stock, other applicable denomination) to be paid in connection with the Option Transaction.

         6.2.6 Assignment of Option. The Option may be assigned or transferred in whole or in part by HMTF to any one or more members of the HMC Group without any consent or other action on the part of any Holder, and all references herein to "HMTF" will include without limitation each assignee or transferee of all or any part of the Option.

                                   ARTICLE 7

                                  TERMINATION

         The provisions of this Agreement shall terminate on July 8, 2007; provided, however, that Sections 4.1 and 4.2 and Articles 2, 5 (other than Sections 5.2 and 5.4) and 6 of this Agreement shall terminate upon the consummation prior to July 8, 2007 of a Qualified IPO.

                                   ARTICLE 8

                                 MISCELLANEOUS

         Section 8.1 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

         If to the Company:

                 Capstar Broadcasting Partners, Inc.
                 600 Congress Avenue, Suite 1270
                 Austin, Texas  78701
                 Attention:  R. Steven Hicks

         Copies to:

                 Vinson & Elkins L.L.P.
                 3700 Trammell Crow Center
                 2001 Ross Avenue
                 Dallas, Texas  75201
                 Attention:       Michael D. Wortley

         If to HMTF:

                 Hicks, Muse, Tate & Furst Incorporated
                 200 Crescent Court, Suite 1600
                 Dallas, Texas 75201
                 Attention:       Thomas 0. Hicks
                                  John R. Muse
                                  Jack D. Furst
                                  Lawrence D. Stuart, Jr.

                 Hicks, Muse, Tate & Furst Incorporated
                 1325 Avenue of the Americas
                 25th Floor
                 New York, New York 10019
                 Attention:       Charles W. Tate
                                  Alan B. Menkes
                                  Michael J. Levitt

         Copies to:

                 Vinson & Elkins L.L.P.
                 3700 Trammell Crow Center
                 2001 Ross Avenue
                 Dallas, Texas  75201
                 Attention:       Michael D. Wortley

         If to any Holder, at its address listed on the signature pages hereof.

         Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         Section 8.2 Legal Holidays. A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions at such place are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest on the amount of such payment shall accrue for the intervening period.

         Section 8.3 Governing Law; Jurisdiction. THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         Section 8.4 Successors and Assigns. Whether or not an express assignment has been made pursuant to the provisions of this Amended and Restated Stockholders Agreement, provisions of this Amended and Restated Stockholders Agreement that are for the Holders' benefit as the holders of any Securities are also for the benefit of, and enforceable by, all subsequent holders of Securities, except as otherwise expressly provided herein. This Amended and Restated Stockholders Agreement shall be binding upon the Company, each Holder, and their respective successors and assigns. If other than the Company, the issuer of any capital stock into which Common Stock may be changed shall execute and deliver to the Holders, as a condition precedent to effecting such change, an agreement substantially similar to this Amended and Restated Stockholders Agreement in which the issuer is the "Company."

         Section 8.5 Duplicate Originals. All parties may sign any number of copies of this Amended and Restated Stockholders Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

         Section 8.6 Severability. In case any provision in this Amended and Restated Stockholders Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

         Section 8.7      No Waivers; Amendments.

         8.7.1 No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

         8.7.2 Any provision of this Amended and Restated Stockholders Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Holders; provided that no such amendment or waiver shall, (i) unless signed by all of the Holders, amend the provisions of Section 2.1, (ii) unless signed by all of the Holders affected, (A) amend the provisions of this

Section 8.7.2 or (B) change the number of Holders which shall be required for the Holders or any of them to take any action under this Section 8.7.2 or any other provision of this Amended and Restated Stockholders Agreement, and (iii) unless signed by a majority in interest of the Holders who are not members of the HMC Group, amend Article 3, Section 4.1, Section 4.2 or Articles 5 or 6, or grant a waiver thereunder.

         Section 8.8 Third Parties. Each member of the HMC Group is an intended third party beneficiary of this Amended and Restated Stockholders Agreement and, to the extent applicable, bound by the provisions hereof including without limitation Article III and Section 4.2 hereof.

         Section 8.9 Additional Holders. From time to time, additional securityholders of the Company may become "Holders" under this Amended and Restated Stockholders Agreement, without the consent of any other Holder, upon the execution by the President of the Company (the "President") and such party of a supplement to this Amended and Restated Stockholders Agreement in substantially the same form as Exhibit A attached hereto (each, a "Supplement"). Each Holder and HMTF hereby consents to the execution of Supplements by the President and irrevocably agrees that the President's execution of a Supplement shall be binding on each of the Holders and HMTF as if it had executed such Supplement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

           SIGNATURES TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Stockholders Agreement to be duly executed, all as of the date first written above.

                                   CAPSTAR BROADCASTING CORPORATION



                                   By:
                                      -------------------------------------
                                   Name:
                                        -----------------------------------
                                   Title:
                                         ----------------------------------


                                   HMTF OPERATING, INC.



                                   By:
                                      -------------------------------------
                                   Name:
                                        -----------------------------------
                                   Title:
                                         ----------------------------------


                                   HOLDERS:



                                   ----------------------------------------
                                   D. Geoffrey Armstrong



                                   ----------------------------------------
                                   Darla S. John W. Barger



                                   ----------------------------------------
                                   Kim Borron

                                   BT CAPITAL PARTNERS, INC.


                                   By:
                                      -------------------------------------
                                   Name:
                                        -----------------------------------
                                   Title:
                                         ----------------------------------

                                   ----------------------------------------
                                   John D. Cullen



                                   ----------------------------------------
                                   Thomas O. Hicks



                                   ----------------------------------------
                                   William R. Hicks



                                   ----------------------------------------
                                   Rebecca A. McConnell


                                   ERIC C. NEUMAN SPECIAL TRUST



                                   By:
                                      -------------------------------------
                                      Reed W. Neuman, Trustee




                                   ----------------------------------------
                                   Eric W. Neuman


                                   ----------------------------------------
                                   Bill Schwartz


                                   STANSELL COMMUNICATIONS, INC.



                                   By:
                                      -------------------------------------
                                   Name:
                                        -----------------------------------
                                   Title:
                                         ----------------------------------

                                   ----------------------------------------
                                   James I. Stansell, Jr.



                                   ----------------------------------------
                                   Paul D. Stone



                                   ----------------------------------------
                                   Lawrence D. Stuart, Jr.

                                   EXHIBIT A

           SUPPLEMENT TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT


         This Supplement (this "Supplement") to the Amended and Restated Stockholders Agreement dated as of May 18, 1998, by and among Capstar Broadcasting Corporation, a Delaware corporation (the "Company"), the securityholders listed on the signature pages thereto, and Hicks, Muse, Tate & Furst Incorporated, a Texas corporation, as amended or supplemented (the "Amended and Restated Stockholders Agreement"), is entered into as of _________________, 199__, between ________________________ (the "New Holder"), and the President of the Company, pursuant to the terms of the Amended and Restated Stockholders Agreement.



                                   AGREEMENTS

         For valuable consideration, the receipt of which is hereby acknowledged, New Holder is added as a "Holder" under the Amended and Restated Stockholders Agreement and New Holder hereby agrees that it shall be bound by the terms thereof.

         Executed as of the date first written above.

                                   NEW HOLDER:




                                   ----------------------------------------

                                   ----------------------------------------

                                   Address:

                                   ----------------------------------------

                                   ----------------------------------------

                                   PRESIDENT:

                                   ----------------------------------------
                                                              , President
                                   ---------------------------




                                      A-1